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                                                                    EXHIBIT 99.1

CONTACT:  JOSEPH MACNOW
          (201) 587-1000

                                                            Vornado Realty Trust
                                                                210 Route 4 East
                                                               Paramus, NJ 07652

September 1, 2005
Vornado Completes Sale of 6.625% Series I
Cumulative Redeemable Preferred Shares

PARAMUS, NEW JERSEY...VORNADO REALTY TRUST (NYSE:VNO) today announced that the underwriters of its August 23, 2005 6.625% Series I Cumulative Redeemable Preferred Stock offering exercised a portion of their over-allotment option. As a result, Vornado today completed the sale of a total of 7,400,000 Series I preferred shares for gross proceeds of $185,000,000.

Morgan Stanley, UBS Investment Bank, and Merrill Lynch & Co. acted as joint book-running managers. Copies of the final prospectus for this offering may be obtained from Morgan Stanley, 1585 Broadway, New York, New York 10036, telephone
(212) 761-8570.

This communication is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Vornado Realty Trust is a fully integrated equity real estate investment trust. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.